SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 26, 2012

REGENICIN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-146834	27-3083341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 High Court, Little Falls, NJ 07424
Address of principal executive offices

Registrant’s telephone number, including area code: (646) 803 3581

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On May 17, 2012, we received a letter from Lonza America Inc., alleging that we are delinquent in payments in the amount of $783,587.71 under our Know-How License and Stock Purchase Agreement (the “Agreement”) with Lonza Walkersville, Inc. (“Lonza Walkersville”). Collectively Lonza America and Lonza Walkerville are referred to herein as “Lonza”. After extensive discussions and correspondence with Lonza Walkersville, we responded to the letter by Lonza America on July 20, 2012, explaining that such payments are not due and detailing the various instances of breach committed by Lonza Walkersville under the Agreement. We in turn received a response from Lonza America on July 26, 2012 alleging that the Agreement has been terminated.

There is an ongoing dispute with Lonza about the performance and payment obligations under the Agreement. We believe that Lonza’s position, as set forth in the above letters, is untenable in that, among other things: (1) Lonza’s billings call for the payment of amounts not currently owing, (2) Lonza has failed to submit to an audit of its charges; and (3) Lonza has refused to provide an appropriate plan for the processing of the biotechnology through the FDA as required by the Agreement. Additionally, we believe that Lonza’s response is designed to allow it to retain our over $3.5 million in payments along with the biotechnology we expected to purchase as part of the Agreement. We further believe that this action is designed to benefit Lonza in its current lawsuit with other parties related to the original sale of the underlying biotechnology.

We acknowledge our obligations to make payments that are called for under the Agreement. However, we believe that we have meritorious defenses and claims to Lonza’s claim of breach under the Agreement, and we intend to pursue these claims and causes of action using all legal means necessary should the issues raised in the above letters not be resolved consensually.

We cannot predict the likelihood of prevailing in our dispute with Lonza. However, if it is ultimately determined that our defenses and claims lack merit and the dispute is resolved in favor of Lonza, there is a significant risk that the Agreement will be terminated. If that happens, we would lose our ability to pursue the license and commercialize the technology that forms the basis of our business plan. If Lonza were to prevail, we would also face an award or judgment for all past due payments under the Agreement, plus interest, legal fees and court costs.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENICIN, INC.

/s/ Randall McCoy

Randall McCoy

CEO and Director

Date: August 6, 2012

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